EXHIBIT 10.21


                                                CONFIDENTIAL


Interoffice Memo


TO:      Dick Jones
         Gus Meijer
         Mike Smith
         Sid Taylor
         Laurence Wenger
         Bob Williams

FROM:    Tim Carey

DATE:    February 3, 1998

SUBJECT: Key Management Incentive Compensation Plan

==============================================================================

The Board of Directors of CRC Holdings Corp. has approved a Key Management Incentive Compensation Plan effective June 13, 1997 (date of purchase). The first year will be prorated from date of purchase through March 31, 1998. After this initial short period, the plan year will be from April 1 through March 31st.

The essential fundamentals of this incentive compensation plan provides cash incentive awards based on:

      1)    Superior operating performance
      2)    Effective balance sheet management, and
      3)    Building stockholder value

The general framework of the Plan gives consideration to participants and their related responsibility factor, which control the relationship of bonus to salary, as well as to other factors determining bonus threshold, accrual rates and ceiling; bonus vesting or carry over terms and payment timing.

The general outline of the Plan is as follows:

      1) GENERAL BONUS FORMULATION - A bonus plan participant's annual award will, in general, be determined by multiplying the individual's responsibility

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Key Management Incentive Compensation Plan
Page 2
February 3, 1998

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            factor by his annual base salary and the company's percentage return on total capitalization in excess of a threshold level.

      2) RETURN ON TOTAL CAPITALIZATION - The Plan sets a 20% annualized EBITDA return on total capitalization (total equity plus funded debt) as the threshold to be achieved before incentive bonuses would begin to accrue. This would equate to an annualized EBITDA (before bonus accrual) of $8 million based on estimated average capitalization of $40 million. The bonus ceiling will be 35% annualized EBITDA return on total capitalization, reflecting an EBITDA of approximately $14 million at our current capitalization. EBITDA levels representing a return on total capitalization of less than 20% or greater than 35% will be carried forward for up to two fiscal years as either a decrease or addition to EBITDA generated for that year.

      3) PARTICIPANTS AND RESPONSIBILITY FACTORS - Responsibility factors range from 4.0 down to 1.0. The responsibility factor controls the level of bonus as a percentage of base salary.

             -------------------------------------------------------------
                                       RESPONSIBILITY  MAXIMUM BONUS AS A
                     POSITION              FACTOR          % OF SALARY
             -------------------------------------------------------------
             CEO                            4.0               60.0%
             -------------------------------------------------------------
             Chairman, President            3.5               52.5
             -------------------------------------------------------------
             CFO, Senior
             Operating Officers             3.0               45.0
             -------------------------------------------------------------
             Key Major
             Department Heads               2.5               37.5
             -------------------------------------------------------------
             Other Department
             Heads, Key Staff            1.0 - 2.0         15.0 - 30.0
             -------------------------------------------------------------

            A 1.0 responsibility factor creates a maximum bonus of 15.0% of base salary.

      4) DISCRETIONARY POOL - In addition to the formula - based awards defined above, an annual discretionary bonus pool of up to $100,000 can be drawn upon to reward select employees for significant contributions or special performances during the year. The discretionary awards could be recommended whether or not the company attains its threshold return on total capitalization.


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Key Management Incentive Compensation Plan
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February 3, 1998

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      5)    VESTING SCHEDULE - 50% of each employee's annual incentive bonus will be payable upon completion of the fiscal year-end audit report. The remaining 50% will be paid at the end of the following fiscal year, providing the employee has not voluntarily left the company's employ or been terminated for cause. For the fiscal year ending March 31, 1998, we would expect the initial bonus installment, if payable, to be paid in June 1998 and the final installment to follow on March 31, 1999. Forfeitures, if any, would reduce the company's expense in the following year.

Based on our updated 1998 Profit Plan, we expect an annualized EBITDA of $11.4 million and an EBITDA return on total capitalization of approximately 28.5% ($11.4 million EBITDA / $40 million total average capitalization). The excess return over the threshold level is therefore 8.5%.

If you have questions please give me a call, however, we will be discussing this plan at the management meeting in March.


cc:   Paul Evans
      Norman Francis
      Tom Stephens